Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 24, 2007, by and among Strasbaugh, a California corporation (the “Company”), and each of the investors identified on the Schedule of Investors attached hereto as Exhibit A (individually an “Investor” and collectively, the “Investors”).

This Agreement is being entered into pursuant to the Securities Purchase Agreement, dated as of the date hereof between the Company and the Investors (the “Purchase Agreement”).

The Company and the Investors hereby agree as follows:

1.    Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. Unless otherwise defined in the Purchase Agreement, capitalized terms used in this Agreement shall have the following meanings:

“Additional Registration Statement” shall mean one or more registration statements of the Company filed under the Securities Act covering any Cut-Back Shares.

“Advice” shall have meaning set forth in Section 3(k).

“Closing Date” shall mean the date of the closing under the Purchase Agreement.

“Cut-Back Shares” shall have the meaning set forth in Section 2(a).

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Event” shall have the meaning set forth in Section 3(a)(iii).

“Event Date” shall have the meaning set forth in Section 3(a)(iii).

“Exchange Act Registration Statement” shall mean a registration statement on Form 8-A under the Exchange Act.

“Holder” or “Holders” shall mean the holder or holders, as the case may be, from time to time, whether direct or beneficially, of Registrable Securities pursuant to this Agreement, including, without limitation, the Investors and any of their permitted transferees.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Person” shall mean an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Placement Agent” shall mean B. Riley & Co.

“Placement Warrants” shall mean a warrant to acquire up to an aggregate of 385,434 shares of Common Stock issued to the Placement Agent and/or its Affiliates.

“Placement Warrant Shares” shall mean shares of Common Stock issuable upon exercise of or otherwise pursuant to the Placement Warrants.

“Proceeding” shall mean an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the final prospectus filed with respect to the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including one or more other final prospectuses filed with respect to post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” shall mean: (i) the Conversion Shares; (ii) Warrant Shares; and (iii) any securities issued or issuable with respect to such Conversion Shares or Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization with respect to any of the securities referenced above.

“Registration Statement” shall mean the registration statements contemplated by Section 2, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Restriction Termination Date” shall have the meaning set forth in Section 3(a)(iii).

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” shall mean Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

2.    Mandatory Registration.

(a)    Within sixty (60) days after the Closing Date, the Company shall prepare and file with the SEC (i) a Registration Statement covering all Registrable Securities for an offering pursuant to Rule 415, and (ii) the Exchange Act Registration Statement; provided; however, that if the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415, the Company shall amend the Registration Statement prior to its effectiveness to remove from the Registration Statement such portion of the Registrable Securities (the “Cut-Back Shares”) and/or agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”). Any cut-back of the Registrable Securities pursuant to this Section 2(a) shall be allocated first to the Placement Warrant Shares and if such allocation does not result in a sufficient reduction in the amount of Registrable Securities, then among the Investors on a pro rata basis, unless the SEC Restrictions require otherwise. In the event that upon effectiveness of the Registration Statement less than all Registrable Securities are contained therein, upon the request of any Holder, the Company will prepare and file with the SEC, at such time or times as the SEC allows the Company to make such filings, one or more Additional Registration Statements covering the maximum amount of Cut-Back Shares allowed by the SEC at the time of such filing until such time as all Registrable Securities have been registered for resale under the Securities Act.

(b)    The Registration Statement and any Additional Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case such registration shall be on another appropriate form). The Company shall use its commercially reasonable efforts to cause the Registration Statement and any Additional Registration Statement to be declared effective under the Securities Act and the Exchange Act Registration Statement to be declared effective under the Exchange Act, each as promptly as reasonably possible after the filing thereof and to keep the Registration Statement and any Additional Registration Statement continuously effective under the Securities Act until such date as is the earlier of: (i) the date when all Registrable Securities and any Additional Registrable Securities covered by such Registration Statement and any Additional Registration Statement, as the case may be, have been sold; and (ii) the date on which all Registrable Securities may be sold during a period of 90 days without any restriction pursuant to Rule 144 as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect (the “Effectiveness Period”).

3.    Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)    (i)    Prepare and file with the SEC within sixty (60) days after the Closing Date, (x) a Registration Statement on Form SB-2 (or if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2 such registration shall be on another appropriate form) in accordance with the method or methods of distribution thereof as specified in the Purchase Agreement and, (y) the Exchange Act Registration Statement, and use its commercially reasonable efforts to cause the Registration Statement and the Exchange Act Registration Statement to become effective as soon as reasonably possible and to remain effective as provided herein. The Company shall provide a copy of the Registration Statement and the Exchange Act Registration Statement, and any amendments or supplements thereto, to the Holder by facsimile, e-mail or other method of communication acceptable to the Holder, at least five (5) Business Days prior to filing the same with the SEC and shall incorporate into the same any revisions or changes therein regarding the Holder as the Holder shall reasonably request at least one (1) Business Day prior to filing. The Company shall promptly notify the Holders via facsimile or email of the effectiveness of the Registration Statement and the Exchange Act Registration Statement by the third Business Day after the Company receives notification of the effectiveness from the SEC.

(ii)    In the event the SEC does not permit the Company to include all Registrable Securities on the Registration Statement filed pursuant to Section 3(a)(i), prepare and file with the SEC at such time or times as the SEC allows the Company to make such filing or filings, one or more Additional Registration Statements on Form SB-2 (or if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2 such registration shall be on another appropriate form) in accordance with the method or methods of distribution thereof as specified by the Holders, and use its commercially reasonable efforts to cause any Additional Registration Statement to become effective as soon as possible and to remain effective as provided herein. The Company shall provide a copy of any Additional Registration Statement, and any amendments or supplements thereto, to the Holder by facsimile, e-mail or other method of communication acceptable to the Holder, at least five (5) Business Days prior to filing the same with the SEC and shall incorporate into the same any revisions or changes therein regarding the Holder as the Holder shall reasonably request at least one (1) Business Day prior to filing. The Company shall promptly notify the Holders via facsimile or email of the effectiveness of any Additional Registration Statement by the third Business Day after the Company receives notification of the effectiveness from the SEC.

(iii)    Subject to the limitations contained in Section 2(a), if: (A) the Registration Statement is not filed within sixty (60) days after the Closing Date, (B) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed,” or is not subject to further review, or (C) the Registration Statement filed is not declared effective by the SEC within ninety (90) days after the Closing Date (one hundred thirty-five (135) days after the Closing Date if the SEC comments on the Registration Statement) (any such failure or breach being referred to as an “Event,” and for purposes of clause (A) or (C) the Business Day on which such Event occurs, or for purposes of clause (B), the date on which such five (5) Business Day period is exceeded being referred to as “Event Date”), then on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate amount paid by such Holder for any Registrable Securities then held by such Holder and requested to be included in such Registration Statement; provided, however, that the total amount of payments pursuant to this Section 3(a)(iii) shall not exceed ten percent (10%) of the aggregate amount paid by such Holder under the Purchase Agreement. The foregoing liquidated damages shall be calculated as of each monthly anniversary of each such Event Date if the applicable Event shall not have been cured by such date. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven (7) Business Days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is required to comply with applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. The foregoing notwithstanding, no liquidated damages pursuant to this Section 3(a)(iii) shall accrue on or as to any Cut-Back Shares until such time as the Company is able to effect the registration of some or all of the Cut-Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date, all of the provisions of this Section 3 (including the liquidated damages provision) shall again be applicable to that portion of the Cut-Back Shares allowed to be contained on the applicable Additional Registration Statement; provided, however, that for such purposes the Closing Date shall be deemed to be the Restriction Termination Date.

(b)    Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement or any Additional Registration Statement as may be necessary to keep the Registration Statement or any Additional Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as reasonably possible to any comments received from the SEC, and in any event within fifteen (15) Business Days (except to the extent that the Company reasonably requires additional time to respond to accounting comments), with respect to the Registration Statement or any Additional Registration Statement or any amendments thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement or any Additional Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement or any Additional Registration Statement, as amended, or in such related Prospectus, as supplemented.

(c)    Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible: (i) of any comments of the SEC with respect to, or any request by the SEC or any other federal or state governmental authority for amendments or supplements to, the Registration Statement and any Additional Registration Statement or related Prospectus or the Exchange Act Registration Statement; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any Additional Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (iv) of the occurrence of any event that makes any statement made in the Registration Statement or any Additional Registration Statement and any related Prospectus, the Exchange Act Registration Statement or any document incorporated or deemed to be incorporated in any of the foregoing by reference untrue in any material respect or that requires any revisions to the Registration Statement or any Additional Registration Statement or related Prospectus or other documents so that, in the case of the Registration Statement or any Additional Registration Statement or the related Prospectus or the Exchange Act Registration Statement, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Use its reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of: (i) any order suspending the effectiveness of the Registration Statement or any Additional Registration Statement; or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)    Promptly deliver to each Holder, without charge, to the extent requested by such Person, at least one conformed copy of each Registration Statement, any Additional Registration Statement or Exchange Act Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference) after the filing of such documents with the SEC.

(f)    On the effective date of the Registration Statement or any Additional Registration Statement (and any post-effective amendment thereto) or Exchange Act Registration Statement, notify the Holder and promptly, but in any event within two (2) Business Days, deliver to each Holder, without charge, as many copies of the related Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Person may reasonably request; and the Company hereby consents to the use of such related Prospectus and each amendment or supplement thereto, during periods in which such related Prospectus and each amendment or supplement thereto are effective, by each Holder in connection with the offering and sale of the Registrable Securities covered by such related Prospectus and any amendment or supplement thereto.

(g)    Prior to any public offering of Registrable Securities, use its reasonable efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement or any Additional Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(h)    Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement or any Additional Registration Statement.

(i)    Upon the occurrence of any event contemplated by Section 3(c), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or any Additional Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement, any Additional Registration Statement nor such related Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)     During the Effectiveness Period, maintain the listing of such Registrable Securities on a Trading Market;

(k)    If the Registration Statement or any Additional Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement or any Additional Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder covenants and agrees that: (i) it will not sell any Registrable Securities pursuant to the Registration Statement or any Additional Registration Statement until it has received copies of the related Prospectus as then amended or supplemented as contemplated in Section 3(f) and written notice from the Company that such Registration Statement or any Additional Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(f); (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery and all other requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement or any Additional Registration Statement; and (iii) it will furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement or any Additional Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information prior to the earlier of the time the Registration Statement or any Additional Registration Statement is filed or a reasonable time after receiving such request.

Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(i), 3(c)(ii), 3(c)(iii), or 3(c)(iv), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement or any Additional Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or any Additional Registration Statement contemplated by Section 3(i), or until it is advised in writing (the “Advice”) by the Company that the use of the related Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such related Prospectus or Registration Statement or any Additional Registration Statement.

(l)    Not sell, offer for sale or solicit offers for sale or to buy, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Registrable Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Holders or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

(m)    Not permit any of its security holders (other than the Holder in such capacity pursuant hereto and the Placement Agent) to include securities of the Company in the Registration Statement other than the Registrable Securities and the Placement Warrant Shares, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

(n)    Notwithstanding anything to the contrary in this Section 3, if at any time after the date the Registration Statement or any Additional Registration Statement is declared effective the Company furnishes to the Holder a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such Registration Statement or any Additional Registration Statement to remain effective for as long as such Registration Statement or any Additional Registration Statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to suspend effectiveness of a Registration Statement or any Additional Registration Statement for a period not to exceed fifteen (15) consecutive Business Days; provided, however, that the Company may not suspend its obligation under this Section 3(n) for more than thirty (30) Business Days in the aggregate during any twelve (12)-month period; and provided, further, that no such postponement or suspension shall be permitted for consecutive fifteen (15) Business Day periods arising out of the same set of facts, circumstances or transactions.

4.    Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 4, shall be borne by the Company whether or not the Registration Statement or any Additional Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement or any Additional Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation: (i) all registration and filing fees; (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement or any Additional Registration Statement); (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; (v) Securities Act liability insurance, if the Company so desires such insurance; and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. Except as otherwise expressly provided in Section 5 below, any fees or expenses incurred by Holder or its legal counsel or Holder’s other advisors or consultants in connection with any review of the Registration Statement or any Additional Registration Statement or with respect to any other matters related to this Agreement shall be borne solely by Holder; provided, however, that any legal counsel fees incurred by each of the Lead Investors with respect to the foregoing shall be paid by the Company up to a maximum amount of $5,000 per Lead Investor.

5.    Indemnification.

(a)    Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”) (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any Additional Registration Statement, any related Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising solely out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any related Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use therein. The Company shall notify the Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)    Indemnification by Holder. The Holder shall indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Additional Registration Statement, any related Prospectus, or any form of prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any related Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission is contained in information so furnished by the Holder in writing to the Company expressly for inclusion in the Registration Statement or any Additional Registration Statement or such related Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)    Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, however, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)    Contribution. If a claim for indemnification under Section 5(a) or Section 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount of the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any other liability that the Indemnifying Parties may have to the Indemnified Parties. Notwithstanding the foregoing, the obligations of the Holders herein shall be the several, and not joint, obligation of each Holder as to itself and not as to any other Holder.

6.    Miscellaneous.

(a)    Remedies.

(i)    In the event of a breach by the Company or by the Holder, of any of their obligations under this Agreement, the Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(ii)    The Company and the Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(iii)    The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(b)    No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof.

(c)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each of the Holders.

(d)    Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement or any Additional Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

(e)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., California time, on a Business Day; (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., California time, on any date and earlier than 11:59 p.m., California time, on such date; (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service; and (iv) actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature page hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

(f)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of the Holder and its successors and permitted assigns. Holder may assign its rights hereunder in the manner and to the Persons as permitted under this Agreement and the Purchase Agreement. The Company may assign its rights and obligations hereunder in connection with a sale of all or substantially all of its assets or in connection with a merger, consolidation or other similar corporate transaction.

(g)    Assignment of Registration Rights. The rights of the Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by the Holder to any Person to whom the Holder transfers all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (x) the name and address of such transferee or assignee, and (y) the securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement through a joinder agreement or another form of agreement reasonably acceptable to the Company; (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement and the Warrants; and, upon the Company’s request, Holder and any proposed transferee shall provide the Company with such written representations, warranties, assurances and information requested by the Company so as to allow the Company to verify compliance with the Securities Act and qualification under such exemption in connection with such proposed transfer. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

(h)    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(i)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law thereof.

(j)    Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l)    Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the date indicated above.

STRASBAUGH

By: /s/ Richard Nance

Name: Richard Nance

Title: Chief Financial Officer

Address for Notice:
825 Buckley Road
San Luis Obispo, CA 93401
Facsimile No.: (805) 541-6425
Telephone No.: (805) 541-6424
Attn: President

With a copy to:	Rutan & Tucker, LLP
611 Anton Boulevard, Suite 1400 Costa Mesa, CA 92626 Facsimile: (714) 546-9035 Telephone: (714) 641-5100 Attn: Larry A. Cerutti, Esq.

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Registration Rights Agreement dated as of May __, 2007 (the “Registration Rights Agreement”) by and among Strasbaugh and the Investors (as defined therein) and authorizes this signature page to be attached to the Registration Rights Agreement or counterparts thereof.

Name of Investor:

___________________________________

By:______________________________________

Name:____________________________________

Title:_____________________________________

Address:__________________________________
_________________________________________
_________________________________________

Telephone No.:_____________________________

Facsimile No.:______________________________

Email Address:_____________________________

EXHIBIT A

SCHEDULE OF INVESTORS
Lloyd I. Miller, III
Milfam II L.P.
Harvey SMidCap Fund LP
Bryant Riley
The Robert A Lichtenstein & Annette Lichtenstein Revocable Trust
Kayne Anderson Capital Income Partners (QP), LP
Catalysis Offshore, Ltd.
PTR Fund L.P.
Jonathan Stanton Company
Palm Beach Trading
Newport Micro Fund II, LLC
Spector & Bennet Profit Sharing Plan
Nanci S. Munck
Michael C. Munck
Mike Crawford
Kenneth W. Tang
R. Gregg Hillman
Harvey SMidCap Offshore Fund LTD
Kayne Anderson Income Partners, LP
Kayne Anderson Capital Income Fund, Ltd.
Catalysis Partners, LLC